CONTACTS: John Ambler Vice President Corporate Communications T - (412) 433-2407 E - joambler@uss.com	Kevin Lewis Vice President Investor Relations T - (412) 433-6935 E - klewis@uss.com	NEWS RELEASE

FOR IMMEDIATE RELEASE:

United States Steel Corporation Reports
Second Quarter 2021 Results

•Net earnings of $1,012 million, or $3.53 per diluted share
•Adjusted net earnings of $964 million, or $3.37 per diluted share
•Adjusted EBITDA of $1,286 million
•Liquidity of $4.176 billion, including cash of $1.329 billion

PITTSBURGH, July 29, 2021 – United States Steel Corporation (NYSE: X) reported second quarter 2021 net earnings of $1,012 million, or $3.53 per diluted share. Adjusted net earnings was $964 million, or $3.37 per diluted share. This compares to second quarter 2020 net loss of $589 million, or $3.36 per diluted share. Adjusted net loss for second quarter 2020 was $469 million, or $2.67 per diluted share.

©2021 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation

Earnings Highlights
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in millions, except per share amounts)	2021	2020	2021	2020
Net Sales	$5,025	$2,091	$8,689	$4,839
Segment earnings (loss) before interest and income taxes
Flat-Rolled	$579	$(329)	$725	$(364)
Mini Mill (a)	284	—	416	—
U. S. Steel Europe	207	(26)	312	(40)
Tubular (b)	—	(47)	(29)	(95)
Other	14	(21)	22	(20)
Total segment earnings (loss) before interest and income taxes	$1,084	$(423)	$1,446	$(519)
Other items not allocated to segments	(50)	(109)	13	(388)
Earnings (loss) before interest and income taxes	$1,034	$(532)	$1,459	$(907)
Net interest and other financial costs	59	62	392	97
Income tax benefit	(37)	(5)	(36)	(24)
Net earnings (loss)	$1,012	$(589)	$1,103	$(980)
Earnings (loss) per diluted share	$3.53	$(3.36)	$4.02	$(5.67)

Adjusted net earnings (loss) (c)	$964	(469)	$1,247	(592)
Adjusted net earnings (loss) per diluted share (c)	$3.37	$(2.67)	$4.54	$(3.43)
Adjusted earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) (c)	$1,286	(264)	$1,837	(200)
(a) Mini Mill segment, added after January 15, 2021 with the purchase of the remaining equity interest in Big River Steel, does not include the newly constructed electric arc (EAF) at our Fairfield Tubular Operations in Fairfield, Alabama.

(b) The Fairfield EAF is included in the Tubular segment.
(c) Please refer to the non-GAAP Financial Measures section of this document for the reconciliation of these amounts.

“The second quarter was an exceptional quarter for U. S. Steel,” said U. S. Steel President and Chief Executive Officer David B. Burritt. “The enterprise delivered record adjusted EBITDA margins, highlighting the power of a combined integrated and mini mill footprint. Our financial strength gives us the confidence to announce up to $1 billion of additional debt reduction over the next 12 months. This is in addition to the $2.2 billion of debt reduction we’ve already committed to or delivered to date.”
Commenting on U. S. Steel's strategy, Burritt continued, "Our mission is to provide customers with profitable steel solutions that benefit people and planet. Our Best of BothSM business model creates the platform to transition to Best for AllSM so that we can contribute to a more sustainable future for all our stakeholders. We recently announced an investment in a state-of-the-art non-grain oriented (NGO) electrical steel line that will further Big River Steel’s industry-leading position. This investment allows us to partner with auto OEMs on their own decarbonization goals. We also divested our Transtar rail assets to support our transition to a Best for All strategy.”

©2021 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation

Burritt concluded, “We are bullish that today's strong market environment can continue. Our business is firing on all cylinders; our balance sheet has been enhanced, and our pension and OPEB plans are fully funded. We are capitalizing on today’s supportive market to get to our future faster. Our customers are the driving force behind our Best for All ambitions, and we thank our employees for safely delivering record quality and reliability performance for them. We look forward to setting new records in the third quarter and expect to achieve all-time best adjusted EBITDA for the quarter.”
*****
The Company will conduct a conference call on second quarter 2021 earnings on Friday, July 30, 2021 at 8:30 a.m. EDT. To listen to the webcast of the conference call and to access the company's slide presentation, visit the U. S. Steel website, www.ussteel.com, and click “Investors” then "Events & Presentations." Replays of the conference call will be available on the website after 10:30 a.m. on July 30, 2021.
©2021 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation

UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
OPERATING STATISTICS
Average realized price: ($/net ton unless otherwise noted) (a)
Flat-Rolled	1,078	721	983	715
Mini Mill (b)	1,207	—	1,106	—
U. S. Steel Europe	905	632	831	620
U. S. Steel Europe (€/net ton)	750	575	689	563
Tubular	1,633	1,288	1,513	1,285

Steel shipments (thousands of net tons): (a)
Flat-Rolled	2,326	1,790	4,658	4,299
Mini Mill (b)	616	—	1,063	—
U. S. Steel Europe	1,167	610	2,210	1,411
Tubular	105	132	194	319
Total Steel Shipments	4,214	2,532	8,125	6,029

Intersegment steel (unless otherwise noted) shipments (thousands of net tons):
Flat-Rolled to Tubular	—	9	—	101
Flat-Rolled to USSE (iron ore pellets and fines)	223	225	439	225
Mini Mill (b) to Flat-Rolled	125	—	186	—

Raw steel production (thousands of net tons):
Flat-Rolled	2,485	1,468	5,066	4,616
Mini Mill (b)	747	—	1,257	—
U. S. Steel Europe	1,279	645	2,476	1,527
Tubular (c)	114	—	207	—

Raw steel capability utilization: (d)
Flat-Rolled	59%	35%	60%	54%
Mini Mill (b)	91%	—%	84%	—%
U. S. Steel Europe	103%	52%	100%	61%
Tubular	51%	—%	46%	—%

CAPITAL EXPENDITURES (dollars in millions)
Flat-Rolled	$93	$118	$167	$310
Mini Mill (b)	20	—	56	—
U. S. Steel Europe	12	14	26	48
Tubular	22	40	34	94
Other Businesses	1	1	1	3
Total	$148	$173	$284	$455
(a) Excludes intersegment shipments.
(b) Mini Mill segment added after January 15, 2021 with the purchase of the remaining equity interest in Big River Steel.
(c) Tubular segment raw steel added in October 2020 with the start-up of the new electric arc furnace.
(d) Based on annual raw steel production capability of 17.0 million net tons for Flat-Rolled, 3.3 million for Mini Mill, 5.0 million net tons for U. S. Steel Europe and 0.9 million for Tubular.
©2021 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation

UNITED STATES STEEL CORPORATION
CONDENSED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in millions, except per share amounts)	2021	2020	2021	2020
NET SALES	$5,025	$2,091	$8,689	$4,839

OPERATING EXPENSES (INCOME):
Cost of sales	3,678	2,274	6,752	4,879
Selling, general and administrative expenses	106	62	208	134
Depreciation, depletion and amortization	202	159	391	319
(Earnings) loss from investees	(35)	39	(49)	47
Asset impairment charges	28	—	28	263
Gain on equity investee transactions	—	—	(111)	(31)
Restructuring and other charges	31	89	37	130
Net (gain) loss on sale of assets	(15)	—	(15)	—
Other (gains) losses, net	(4)	—	(11)	5
Total operating expenses	3,991	2,623	7,230	5,746

EARNINGS (LOSS) BEFORE INTEREST AND INCOME TAXES	1,034	(532)	1,459	(907)
Net interest and other financial costs	59	62	392	97

EARNINGS (LOSS) BEFORE INCOME TAXES	975	(594)	1,067	(1,004)
Income tax benefit	(37)	(5)	(36)	(24)

Net earnings (loss)	1,012	(589)	1,103	(980)
Net earnings attributable to noncontrolling interests	—	—	—	—
NET EARNINGS (LOSS) ATTRIBUTABLE TO UNITED STATES STEEL CORPORATION	$1,012	$(589)	$1,103	$(980)

COMMON STOCK DATA:
Net earnings (loss) per share attributable to
United States Steel Corporation stockholders:
Basic	$3.75	$(3.36)	$4.25	$(5.67)
Diluted	$3.53	$(3.36)	$4.02	$(5.67)
Weighted average shares, in thousands
Basic	269,872	175,327	259,668	172,775
Diluted	286,337	175,327	274,512	172,775
Dividends paid per common share	$0.01	$0.01	$0.02	$0.02

©2021 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation

UNITED STATES STEEL CORPORATION
CONDENSED CASH FLOW STATEMENT (Unaudited)
	Six Months Ended
	June 30,
(Dollars in millions)	2021	2020
Cash provided by (used in) operating activities:
Net earnings (loss)	$1,103	$(980)
Depreciation, depletion and amortization	391	319
Asset impairment charges	28	263
Gain on equity investee transactions	(111)	(31)
Restructuring and other charges	37	130
Loss on debt extinguishment	256	—
Pensions and other postretirement benefits	(46)	(10)
Deferred income taxes	(77)	(12)
Net gain on sale of assets	(15)	—
Working capital changes	(429)	(42)
Income taxes receivable/payable	47	10
Other operating activities	(81)	(9)
Total	1,103	(362)

Cash used in investing activities:
Capital expenditures	(284)	(455)
Acquisition of Big River Steel, net of cash acquired	(625)	—
Investment in Big River Steel	—	(3)
Proceeds from sale of assets	25	1
Proceeds from sale of ownership interests in equity investees	—	8
Other investing activities	(1)	(4)
Total	(885)	(453)

Cash (used in) provided by financing activities:
Repayment of short-term debt	(180)	—
Revolving credit facilities - borrowings, net of financing costs	50	1,462
Revolving credit facilities - repayments	(911)	(644)
Issuance of long-term debt, net of financing costs	825	1,048
Repayment of long-term debt	(1,418)	(6)
Proceeds from public offering of common stock	790	410
Proceeds from Stelco Option Agreement	—	40
Other financing activities	(11)	(4)
Total	(855)	2,306

Effect of exchange rate changes on cash	(9)	(1)

Net (decrease) increase in cash, cash equivalents and restricted cash	(646)	1,490
Cash, cash equivalents and restricted cash at beginning of the year	2,118	939

Cash, cash equivalents and restricted cash at end of the period	$1,472	$2,429

©2021 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation

UNITED STATES STEEL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)
	June 30,	December 31,
(Dollars in millions)	2021	2020
Cash and cash equivalents	$1,329	$1,985
Receivables, net	2,010	994
Inventories	1,914	1,402
Assets held for sale	154	—
Other current assets	231	51
Total current assets	5,638	4,432
Operating lease assets	192	214
Property, plant and equipment, net	7,375	5,444
Investments and long-term receivables, net	572	1,177
Intangible assets, net	533	129
Goodwill	909	4
Other noncurrent assets	865	659

Total assets	$16,084	$12,059

Accounts payable and other accrued liabilities	2,819	1,884
Payroll and benefits payable	425	308
Short-term debt and current maturities of long-term debt	763	192
Other current liabilities	364	272
Liabilities held for sale	80	—
Total current liabilities	4,451	2,656
Noncurrent operating lease liabilities	145	163
Long-term debt, less unamortized discount and debt issuance costs	4,803	4,695
Employee benefits	208	322
Other long-term liabilities	534	344
United States Steel Corporation stockholders' equity	5,851	3,786
Noncontrolling interests	92	93

Total liabilities and stockholders' equity	$16,084	$12,059

©2021 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED NET EARNINGS (LOSS)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in millions, except per share amounts) (a)	2021	2020	2021	2020
Reconciliation to adjusted net earnings (loss) attributable to United States Steel Corporation
Net earnings (loss) attributable to United States Steel Corporation	$1,012	$(589)	$1,103	$(980)
Debt extinguishment	—	—	255	—
Big River Steel - inventory step-up amortization	—	—	24	—
Big River Steel - unrealized losses	5	—	14	—
Big River Steel - acquisition costs	—	—	9	—
Restructuring and other charges	30	82	36	123
Gain on previously held investment in Big River Steel	—	—	(111)	—
Asset impairment	26	—	26	263
Property sale	(14)	—	(14)	—
Reversal of tax valuation allowance (b)	(95)	—	(95)	—
Tubular inventory impairment	—	24	—	24
Uncertain tax positions	—	13	—	13
Gain on previously held investment in UPI	—	—	—	(25)
Big River Steel options and forward adjustments	—	5	—	(6)
December 24, 2018 Clairton coke making facility fire	—	(4)	—	(4)
Total adjustments	(48)	120	144	388
Adjusted net earnings (loss) attributable to United States Steel Corporation	$964	(469)	$1,247	(592)

Reconciliation to adjusted diluted net earnings (loss) per share
Diluted net earnings (loss) per share	$3.53	$(3.36)	$4.02	$(5.67)
Debt extinguishment	—	—	0.93	—
Big River Steel - inventory step-up amortization	—	—	0.09	—
Big River Steel - unrealized losses	0.02	—	0.05	—
Big River Steel - acquisition costs	—	—	0.03	—
Restructuring and other charges	0.11	0.47	0.13	0.70
Gain on previously held investment in Big River Steel	—	—	(0.40)	—
Asset impairment	0.09	—	0.09	1.52
Property sale	(0.05)	—	(0.05)	—
Reversal of tax valuation allowance (b)	(0.33)	—	(0.35)	—
Tubular inventory impairment	—	0.14	—	0.14
Uncertain tax positions	—	0.07	—	0.07
Gain on previously held investment in UPI	—	—	—	(0.14)
Big River Steel options and forward adjustments	—	0.03	—	(0.03)
December 24, 2018 Clairton coke making facility fire	—	(0.02)	—	(0.02)
Total adjustments	(0.16)	0.69	0.52	2.24
Adjusted diluted net earnings (loss) per share	$3.37	$(2.67)	$4.54	$(3.43)
(a) The adjustments included in this table for the three months ended June 30, 2021 were tax effected due to the partial reversal of the valuation allowance on our domestic deferred tax assets at June 30, 2021.
(b) The $95 million adjustment was related to the reversal of a portion of the tax valuation allowance recorded against the Company's net domestic deferred tax asset as a result of the Company's three-year cumulative income position and a change in the projections of income in future years. There was an additional net benefit of $167 million included in earnings related to the reversal of the valuation allowance due to a change in estimated current year earnings.

©2021 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED EBITDA
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in millions)	2021	2020	2021	2020
Reconciliation to Adjusted EBITDA
Net earnings (loss) attributable to United States Steel Corporation	$1,012	$(589)	$1,103	$(980)
Income tax benefit	(37)	(5)	(36)	(24)
Net interest and other financial costs	59	62	392	97
Depreciation, depletion and amortization expense	202	159	391	319
EBITDA	1,236	(373)	1,850	(588)
Big River Steel - inventory step-up amortization	—	—	24	—
Big River Steel - unrealized losses	6	—	15	—
Big River Steel - acquisition costs	—	—	9	—
Restructuring and other charges	31	89	37	130
Gain on previously held investment in Big River Steel	—	—	(111)	—
Asset impairment charge	28	—	28	263
Property sale	(15)	—	(15)	—
Tubular inventory impairment	—	24	—	24
Gain on previously held investment in UPI	—	—	—	(25)
December 24, 2018 Clairton coke making facility fire	—	(4)	—	(4)
Adjusted EBITDA	$1,286	$(264)	$1,837	$(200)

©2021 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation

We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies.

Adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share are non-GAAP measures that exclude the effects of items that include: debt extinguishment, Big River Steel - inventory step-up amortization, Big River Steel - unrealized losses, Big River Steel - acquisition costs, restructuring and other charges, gain on previously held investment in Big River Steel, asset impairment, property sale, Tubular inventory impairment, uncertain tax positions, gain on previously held investment in UPI, Big River Steel options and forward adjustments and December 24, 2018 Clairton coke making facility fire (Adjustment Items). Adjusted EBITDA is also a non-GAAP measure that excludes the effects of certain Adjustment Items. We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA to enhance the understanding of our ongoing operating performance and established trends affecting our core operations, by excluding the effects of events that can obscure underlying trends. U. S. Steel's management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA as alternative measures of operating performance and not alternative measures of the Company's liquidity. U. S. Steel’s management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors. Additionally, the presentation of adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA provides insight into management’s view and assessment of the Company’s ongoing operating performance, because management does not consider the adjusting items when evaluating the Company’s financial performance. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA should not be considered a substitute for net earnings (loss), earnings (loss) per diluted share or other financial measures as computed in accordance with U.S. GAAP and is not necessarily comparable to similarly titled measures used by other companies. A condensed consolidated statement of operations (unaudited), condensed consolidated cash flow statement (unaudited), condensed consolidated balance sheet (unaudited) and preliminary supplemental statistics (unaudited) for U. S. Steel are attached.

©2021 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release contains information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “will,” "may" and similar expressions or by using future dates in connection with any discussion of, among other things, financial performance, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings, potential capital and operational cash improvements, changes in global supply and demand conditions and prices for our products, international trade duties and other aspects of international trade policy, the integration of Big River Steel in our existing business, business strategies related to the combined business and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, the risks and uncertainties described in this report and in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and those described from time to time in our future reports filed with the Securities and Exchange Commission. References to "we," "us," "our," the "Company," and "U. S. Steel," refer to United States Steel Corporation and its consolidated subsidiaries, references to “Big River Steel” refer to Big River Steel Holdings LLC and its direct and indirect subsidiaries unless otherwise indicated by the context, and “Transtar” refers to Transtar LLC and its direct and indirect subsidiaries unless otherwise indicated by the context.
###

2021-033

Founded in 1901, United States Steel Corporation is a leading steel producer. With an unwavering focus on safety, the company’s customer-centric Best for AllSM strategy is advancing a more secure, sustainable future for U. S. Steel and its stakeholders. With a renewed emphasis on innovation, U. S. Steel serves the automotive, construction, appliance, energy, containers, and packaging industries with high value-added steel products such as U. S. Steel’s proprietary XG3™ advanced high-strength steel. The company also maintains competitively advantaged iron ore production and has an annual raw steelmaking capability of 26.2 million net tons. U. S. Steel is headquartered in Pittsburgh, Pennsylvania, with world-class operations across the United States and in Central Europe. For more information, please visit www.ussteel.com.
.

©2021 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation